                                                                    EXHIBIT 22.1



                         SUBSIDIARIES OF THE REGISTRANT



Direct Subsidiaries/Jurisdiction of Organization         Indirect Subsidiaries/Jurisdiction of Organization
------------------------------------------------         --------------------------------------------------

Metserco Holdings, Inc./Delaware                         Metserco Corporation/Delaware

Austral Communications Corp./Delaware                    Comunicaciones Austral, S.A./Argentina

                                                         Cabledifusion, S.A./Argentina

                                                         SMR, S.A./Argentina


Austral Communications Management
Services, Inc. /Delaware